===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Citrix Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Citrix Systems, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4) Date Filed:

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


                                                                  April 7, 1999

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the "Corporation") to be held at 10:00 a.m., on Thursday, May 13, 1999, at the Fort Lauderdale Marriott North Hotel, 6650 N. Andrews Avenue, Fort Lauderdale, Florida 33309.

  At this Annual Meeting, you will be asked to elect three directors to three-year terms and to approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended, increasing from 150,000,000 to 400,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation. The Board of Directors unanimously recommends that you vote FOR these proposals.

  Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

  If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by using the toll-free telephone number listed on the proxy card, or (3) by voting on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          Mark B. Templeton
                                          President and Chief
                                          Executive Officer

                             CITRIX SYSTEMS, INC.
                               6400 N.W. 6th Way
                        Fort Lauderdale, Florida 33309

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 13, 1999

To the Stockholders of Citrix Systems, Inc.:

  The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 13, 1999 at 10:00 a.m., local time, at the Fort Lauderdale Marriott North Hotel, 6650 N. Andrews Street, Fort Lauderdale, Florida 33309, for the following purposes:

    1. To elect three (3) Class I directors to serve for a three-year term or until their successors are elected and qualified.

    2. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended, increasing from 150,000,000 to 400,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by using the toll-free number listed on the proxy card, or (3) by voting on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by telephone or on the Internet.

                                          By Order of the Board of Directors,

                                          Mark B. Templeton
                                          President and Chief
                                          Executive Officer

Fort Lauderdale, Florida
April 7, 1999

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE USING THE TOLL-FREE TELEPHONE NUMBER LISTED IN THE ENCLOSED PROXY CARD, VOTE ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             CITRIX SYSTEMS, INC.
                               6400 N.W. 6th Way
                        Fort Lauderdale, Florida 33309

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 April 7, 1999

  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999, at 10:00 a.m., local time, at the Fort Lauderdale Marriott North Hotel, 6650 N. Andrews Avenue, Fort Lauderdale, Florida 33309, or at any adjournments thereof (the "Meeting"). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1998 is being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting. This proxy statement and the form of proxy were first mailed to stockholders on or about April 7, 1999.

  The purpose of the Meeting is to elect three Class I directors to the Corporation's Board of Directors and to approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), increasing from 150,000,000 to 400,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation. Only stockholders of record at the close of business on March 22, 1999 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 86,822,930 shares of Common Stock of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by using the toll-free telephone number listed on the proxy card, or (3) by voting on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, Florida 33309, Attention: Secretary, at or before the taking of the vote at the Meeting.

  The representation in person or by proxy or the vote by telephone or on the Internet of at least a majority of the outstanding Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. Approval of the amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

  The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and James J. Felcyn, Jr., were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors and FOR the approval of the amendment to the Certificate of Incorporation.

  The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of the Record Date: (i) by each person who is known by the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Corporation; (iii) by each present or former executive officer of the Corporation named in the Summary Compensation Table and (iv) by all directors, executive officers and nominees of the Corporation as a group. On March 25, 1999, the Corporation effected a 2-for-1 stock split in the form of a 100% stock dividend to stockholders of record of the Corporation's Common Stock on March 17, 1999. All share numbers in this table and elsewhere in this proxy statement reflect such stock split.

                                     Shares Beneficially Percentage of Shares
      Name of Beneficial Owner            Owned(1)       Beneficially Owned(1)
      ------------------------       ------------------- ---------------------
Microsoft Corporation(2)............      4,878,798              5.62%
 One Microsoft Way
 Redmond, WA 98052

Morgan Stanley Dean Witter &
 Company(3).........................      4,677,960              5.39%
 1585 Broadway
 New York, NY 10036

Putnam Investments, Inc.(4).........      4,426,440              5.10%
 One Post Office Square
 Boston, MA 02109

FMR Corp.(5)........................      5,203,400              6.00%
 83 Devonshire Street
 Boston, MA 02109

AMVESCAP PLC(6).....................      5,359,900              6.17%
 11 Devonshire Square
 United Kingdom ECZM 4YR

Roger W. Roberts(7).................        887,154              1.01%

Edward E. Iacobucci(8)..............        909,506              1.04%

Mark B. Templeton(9)................        229,382                 *

Michael W. Brown(10)................         52,312                 *

Kevin R. Compton(11)................        135,712                 *

Stephen M. Dow......................         46,458                 *

Robert N. Goldman(12)...............         50,002                 *

Tyrone F. Pike(13)..................        145,902                 *

Bruce C. Chittenden(14).............         16,410                 *

Michael F. Passaro(15)..............        284,132                 *

John W. White.......................            400                 *

All executive officers, directors
 and nominees as a group(16)........      2,870,906              3.25%

--------
 *  Represents less than 1% of the outstanding Common Stock
(1) Applicable percentage of ownership as of the Record Date is based upon 86,822,930 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and

    Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Corporation, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days of the Record Date ("presently exercisable stock options").
(2) With respect to the information relating to Microsoft Corporation, the Corporation has relied on information supplied by such entity in response to a written questionnaire distributed by the Corporation.
(3) With respect to information relating to Morgan Stanley Dean Witter & Company, the Corporation has relied on information supplied by such entity in its Schedule 13G filing with the Commission on February 2, 1999.
(4) With respect to information relating to Putnam Investments, Inc., the Corporation has relied on information supplied by such entity in its
    Schedule 13G filing with the Commission on February 4, 1999.
(5) With respect to information relating to FMR Corp., the Corporation has relied on information supplied by such entity in its Schedule 13G filing with the Commission on February 1, 1999.
(6) With respect to information relating to AMVESCAP PLC, the Corporation has relied on information supplied by such entity in its Schedule 13G filing with the Commission on February 11, 1999.
(7) Includes 704,680 shares of Common Stock issuable pursuant to presently exercisable stock options.
(8) Includes 226,718 shares of Common Stock issuable pursuant to presently exercisable stock options.
(9) Includes of 227,596 shares of Common Stock issuable pursuant to presently exercisable stock options.
(10) Consists of shares of Common Stock issuable pursuant to presently exercisable stock options.
(11) Includes 90,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(12) Consists of shares of Common Stock issuable pursuant to presently exercisable stock options.
(13) Includes 59,436 shares of Common Stock issuable pursuant to presently exercisable stock options. Also, includes 1,200 shares of Common Stock held in trust for the benefit of Mr. Pike's children.
(14) Consists of shares of Common Stock issuable pursuant to presently exercisable stock options.
(15) Includes 71,872 shares of Common Stock issuable pursuant to presently exercisable stock options. Also, includes 900 shares of Common Stock held in trust for the benefit of Mr. Passaro's children.
(16) Includes presently exercisable stock options to purchase an aggregate of 1,609,028 shares of Common Stock. See footnotes (7), (8), (9), (10), (11),
     (12), (13), (14) and (15).

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

                                   Nominees

  The size of the Board of Directors is currently fixed at nine members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Goldman, Pike and Roberts are Class I directors whose terms expire at this Annual Meeting of Stockholders and are nominees for re-election as directors of the Corporation. The Board of Directors is also composed of (i) three Class II directors (Messrs. Iacobucci, Brown and White), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2000, and (ii) three Class III directors (Messrs. Compton, Dow and Templeton), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2001.

  The Board of Directors has nominated and recommended that Messrs. Goldman, Pike and Roberts, who are currently members of the Board of Directors, be elected as Class I directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2002 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

  The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year each nominee's or director's term will expire and class of director of each nominee and each director:

      Nominee's or Director's
 Name and Year Nominee or Director                                             Year Term  Class of
      First Became a Director        Position(s) with the Corporation         Will Expire Director
 ---------------------------------   --------------------------------         ----------- --------
 Nominees:
 Robert N. Goldman.......            Director                                    1999         I
  1995
 Tyrone F. Pike..........            Director                                    1999         I
  1993
 Roger W. Roberts........            Director                                    1999         I
  1990
 Continuing Directors:
 Edward E. Iacobucci.....            Chairman, Vice President-Strategy &         2000        II
  1989                                Technology and Chief Technology Officer
 Michael W. Brown........            Director                                    2000        II
  1997
 John W. White...........            Director                                    2000        II
  1998
 Mark B. Templeton.......            President, Chief Executive Officer and      2001       III
  1998                                Director
 Kevin R. Compton........            Director                                    2001       III
  1991
 Stephen M. Dow..........            Director                                    2001       III
  1989

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

          Name            Age                          Position
          ----            ---                          --------
Mark B. Templeton.......   46 President, Chief Executive Officer and Director
Edward E. Iacobucci.....   45 Chairman of the Board, Vice President--Strategy &
                               Technology, and Chief Technical Officer
James J. Felcyn, Jr.....   56 Chief Financial Officer, Treasurer, Vice President--
                               Finance and Administration, and Assistant Secretary
Bruce C. Chittenden.....   51 Vice President--Engineering
Steve L. Adams..........   43 Vice President--Marketing
David A.G. Jones........   44 Vice President--International
William Burley..........   34 Vice President--Sales, North America
James P. Tarlton........   50 Vice President--Worldwide Services
Marc-Andre Boisseau.....   34 Corporate Controller and Principal Accounting Officer
Kevin R. Compton(1)(2)..   40 Director
Stephen M. Dow(1).......   43 Director
Robert N. Goldman(2)....   49 Director
Michael W. Brown........   52 Director
John W. White...........   60 Director
Tyrone F. Pike..........   44 Director
Roger W. Roberts........   54 Director

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

  Mark B. Templeton has served as President of the Corporation since January 1998 and as its Chief Executive Officer since January 1999. He was elected to the Board of Directors in May 1998. Prior to January 1998, he served as Vice President--Marketing since joining the Corporation in June 1995. From April 1994 to June 1995, Mr. Templeton served as Group Director, Corporate Marketing for UB Networks, Inc. (formerly Ungermann-Bass, Inc.), a computer network hardware manufacturer. From November 1993 to April 1994, he served as Executive Vice President for Softblox, Inc., a software company. From July 1991 to November 1993, Mr. Templeton served as Vice President, Marketing for Keyfile Corporation, a group collaboration software company. Mr. Templeton also serves on the Board of Directors of Active Word Systems, Inc.

  Edward E. Iacobucci, co-founder of the Corporation, has served as a director since the Corporation's inception in 1989 and as Chairman of the Board since September 1991. From the Corporation's inception, Mr. Iacobucci served as Chief Technical Officer and Vice President--Strategy & Technology. Mr. Iacobucci is the author of the well-known OS/2 Programmer's Guide. Prior to forming the Corporation in 1989, Mr. Iacobucci was employed for eleven years by IBM, where he was most recently responsible for the design and architecture of IBM PC operating systems and led the joint IBM/Microsoft design team that conceived the original OS/2 product. Earlier at IBM, Mr. Iacobucci had overall responsibility for the design and architecture of the IBM network management product, NetView.

  James J. Felcyn, Jr. joined the Corporation as its Chief Financial Officer, Vice President--Finance and Administration and Treasurer in July 1994. Prior to joining the Corporation, beginning in April 1994, Mr. Felcyn served as Chief Financial Officer of NDL Products, Inc. ("NDL"), a manufacturer of sporting goods. Mr. Felcyn accepted the position of Chief Financial Officer at the request of the secured lender of NDL, and as a condition to debtor-in-possession financing for NDL, which filed a Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the Southern District of Florida. Mr. Felcyn served as Vice President--Finance of Boca

Research, Inc., a manufacturer of computer peripheral products, from April 1992 to December 1993. From January 1992 to April 1992, Mr. Felcyn served as Controller of Boca Research, Inc. From April 1991 to January 1992, Mr. Felcyn was employed by World Omni Financial Corp., an automobile finance and leasing company, where he served as Director of Operations Accounting. Mr. Felcyn is a Certified Public Accountant and serves on the Board of Directors of Equinox Systems Inc. and Smith Gardner & Associates, Inc.

  Bruce C. Chittenden joined the Corporation in 1993 as Vice President-- Engineering. Prior to joining the Corporation, he served as Vice President, Engineering and Manufacturing of Uniquest, Inc., a network software manufacturer, from March to November 1993. From July 1991 to March 1993, Mr. Chittenden served as Executive Vice President of Computone Corporation, a computer peripherals manufacturer, and from April 1984 to July 1991 he served as Vice President, Engineering of The Santa Cruz Operation, Inc., a systems software manufacturer.

  Steve L. Adams joined the Corporation in 1998 as Vice President--Marketing. Prior to joining the Corporation, he served as Senior Vice President of Marketing & Business Development for Mosaix, Inc., a customer management software company, from 1996 to 1998. From 1994 to 1996, Mr. Adams served as Vice President of Marketing, Groupware Division for Novell, Inc., a network software company.

  David A.G. Jones joined the Corporation in October 1998 as Vice President-- International. Prior to joining the Corporation, he served as President of The Vision Factory, Inc., a developer of e-commerce software tools, from 1997 to 1998. From 1996 to 1997, he served as Vice President--International of mFactory Inc., a developer of multimedia development software. From 1993 to 1996, Mr. Jones served as Senior Director for Apple Computer, Inc., a computer company.

  William Burley has served as Vice President--Sales, North America since December 1998. From 1995 to 1998 he served as Director of North American Sales for the Corporation. From 1993 to 1995 he served as Manager of North American Sales for the Corporation.

  James P. Tarlton has served as Vice-President--Worldwide Services since joining the Corporation in August 1996. From October 1991 to August 1996, Mr. Tarlton served as Vice President--Worldwide Services for Teleos Communications (now Madge Networks), a telecommunications company, where he was responsible for the development of support services worldwide.

  Marc-Andre Boisseau joined the Corporation in 1995 as its Corporate Controller. Since March 1997, Mr. Boisseau has also served as the Principal Accounting Officer of the Corporation. Prior to joining the Corporation, from November 1992 to September 1995, Mr. Boisseau served as Controller of Portfolio and Investment Accounting of MIG Realty Advisors, Inc., an institutional real estate advisor.

  Kevin R. Compton has served as a director of the Corporation since March 1991. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. From May 1985 to December 1990, Mr. Compton was the vice president and general manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton serves on the Board of Directors of OneWorld Systems, Digital Generations Systems, Corsair Communications and VeriSign and is also a director of several privately-held companies.

  Stephen M. Dow has served as a director of the Corporation since 1989. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow serves on the Board of Directors of ArQule, Inc. and Corsair Communications and is also a director of several privately-held companies.

  Robert N. Goldman has served as a director of the Corporation since June 1995. In November 1995, Mr. Goldman was named President and Chief Executive Officer of Object Design, Inc., a developer of object data management software. From 1986 to August 1995, Mr. Goldman served as Chairman of the Board of Trinzic, Inc. and its predecessor, software companies that were engaged in the development and marketing of client/server middleware software products. Trinzic was formed by the merger of AICorp and AION Corporation in 1992. Mr. Goldman served as AICorp President and Chief Executive Officer from 1986 to 1992. From 1983 to 1986, Mr. Goldman served as President and Chief Operating Officer of Cullinet Software, Inc., a software developer. Mr. Goldman serves on the Board of Directors of SystemSoft Corporation, a developer and marketer of PCMCIA software and other system level software products, and serves on the Board of Directors of Parametric Technology Corporation, SystemSoft Corp. and several privately-held companies.

  Michael W. Brown has served as a director of the Corporation since July 1997. Mr. Brown served in various positions at Microsoft Corporation from 1989 through January 1998, including as Chief Financial Officer until July 30, 1997. Mr. Brown is a member of the Board of Governors of the National Association of Security Dealers and Chairman of the Board of Directors of The Nasdaq National Market. Mr. Brown also serves on the Board of Directors of Wang Laboratories Inc. and Adminstaff, Inc.

  John W. White has served as a director of the Corporation since 1998. From March 1994 to August 1998, Mr. White served as Vice President and Chief Information Officer at Compaq Computer Corporation, a computer company and supplier of computer systems. Prior to joining Compaq, Mr. White spent more than 28 years at Texas Instruments, a diversified electronics company, most recently as President of the Information Technology Group. Prior to his tenure at Texas Instruments, Mr. White worked at Electronic Data Systems Corporation, a technology based professional services firm. Mr. White serves on the Board of Directors of Metasolv and Fast Software.

  Tyrone F. Pike has served as a director of the Corporation since 1993. Mr. Pike is CEO, President and Chairman of SwitchSoft Systems, Inc., a network management software company, which he founded in August 1996. From January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, Inc., a computer network hardware manufacturer, including Senior Vice President and Chief Technical Officer from April 1995 to August 1996, Senior Vice President and General Manager Network Products Division from August 1994 to April 1995, and Senior Vice President and General Manager Network Services Division from January to August 1994. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates, a consulting firm, from September 1992 to January 1994. From March to September 1992, Mr. Pike served as President and CEO of Global Village Communications, Inc., a Macintosh software and hardware supplier. From May 1991 to June 1992, he served as Manager, Strategic Planning & Business Development of Intel Corporation, a manufacturer of computer chips. From April 1983 to May 1991, Mr. Pike served as Founder, Chairman and President of LANSystems, Inc., a local area network company and a network management software provider, of which he served as a director until February 1994. Mr. Pike serves on the Board of Directors for Kaspia Systems, Inc. and Puma Technology.

  Roger W. Roberts has served as a director since joining the Corporation in June 1990. He also served as Chief Executive Officer of the Corporation from June 1990 until December 1998 and served as President of the Corporation from June 1990 until January 1998. Prior to joining the Corporation, Mr. Roberts was employed for over twenty years by Texas Instruments, a diversified electronics company, where he held technical, marketing and general management positions. Most recently at Texas Instruments, Mr. Roberts was Director of Marketing for the Peripheral Products Division, responsible for the MicroLaser printers and TravelMate notebooks.

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met thirteen times and took action by unanimous written consent one time during the fiscal year ended December 31, 1998. Except for Mr. Pike (who did not attend five out of thirteen meetings of the Board of Directors), each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served during fiscal 1998. The Audit Committee of the Board of Directors, of which Messrs. Compton and Goldman are currently the only members, reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Corporation's financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically reviews the Corporation's accounting policies and internal accounting and financial controls. The Audit Committee met one time during the fiscal year ended December 31, 1998. The Compensation Committee, of which Messrs. Compton and Dow are curently the only members, is responsible for administering the Corporation's stock ownership plans and for reviewing and approving compensation matters concerning the executive officers of the Corporation. The Compensation Committee met three times during the fiscal year ended December 31, 1998. The Board of Directors does not currently have a standing nominating committee.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

  The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996 to
(i) the Corporation's Chief Executive Officer during 1998 and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1998.

                          SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                          Compensation
                                          Annual Compensation              Awards (3)
                              ------------------------------------------- ------------
                                                                           Securities
  Name and Principal                                     Other Annual      Underlying     All Other
       Position          Year Salary ($) Bonus ($)(1) Compensation ($)(2) Options (#)  Compensation ($)
-----------------------  ---- ---------- ------------ ------------------- ------------ ----------------
Mark B. Templeton(4) ..  1998  205,000     137,128              --          300,000            --
 President, Chief
  Executive              1997  160,000      90,000              --          112,500            --
 Officer and Director    1996  140,000      69,000              --          150,000            --
Edward E. Iacobucci ...  1998  200,000     101,000              --          150,000         66,259(5)
 Chairman of the Board,  1997  175,000      85,000              --          225,000            --
 Vice President--
  Strategy               1996  150,000      75,000              --          300,000            --
 & Technology and Chief
 Technical Officer
Michael F. Passaro ....  1998  175,000      66,950          120,000             --             --
 Vice President--        1997  150,000      75,000          100,000          75,000            --
 Worldwide Sales         1996  130,000      12,000          150,000          75,000            --
Bruce C. Chittenden ...  1998  170,000      94,770              --           80,000            --
 Vice President--        1997  150,000      75,000              --          112,500            --
 Engineering             1996  130,000      64,500              --          150,000            --
Roger W. Roberts(6) ...  1998  230,000     154,590              --              --             --
 Former Chief Executive  1997  200,000     125,000              --          225,000            --
 Officer and Director    1996  165,000     105,000              --          300,000            --

--------
(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2) Consists of amounts accrued pursuant to commissions.
(3) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996.
(4) Mr. Templeton was appointed Chief Executive Officer of the Corporation in January 1999 and President of the Corporation in January 1998.
(5) Consists on non-reimbursed business expenses.
(6) Mr. Roberts served as President of the Corporation until January 1998 and as Chief Executive Officer of the Corporation until December 31, 1998.

Option Grants in Last Fiscal Year

  The following table sets forth each grant of stock options made during the year ended December 31, 1998 pursuant to the Corporation's 1995 Stock Plan to each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"). The Corporation did not grant any stock options pursuant to the Corporation's 1989 Stock Option Plan or any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 1998.

                                     Individual Grants
                         ------------------------------------------
                                                                      Potential Realizable
                                    % of Total                          Value at Assumed
                         Number of   Options                            Annual Rates of
                         Securities Granted to                      Stock Price Appreciation
                         Underlying Employees  Exercise                for Option Term(2)
                          Options   in Fiscal  Price(1)  Expiration ------------------------
Name                     Granted(#)    Year    ($/Share)    Date       5%($)       10%($)
----                     ---------- ---------- --------- ---------- ----------- ------------
Mark B. Templeton.......  300,000      3.55      29.00    4/24/08     5,471,383   13,865,559
Edward E. Iacobucci.....  150,000      1.77      29.00    4/24/08     2,735,692    6,932,780
Michael F. Passaro......      --        --         --         --            --           --
Bruce C. Chittenden.....   80,000      0.95      30.69     8/3/08     1,543,936    3,912,638
Roger W. Roberts........      --        --         --         --            --           --

--------
(1) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises and Year-End Values

  The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 1998 and the year-end value of unexercised options.

                                                                                  Value of Unexercised
                           Shares                      Numbers of Unexercised    In-the-Money Options at
                         Acquired on     Value      Options at December 31, 1998    December 31, 1998
Name                     Exercise(#) Realized($)(1)       Vested/Unvested         Vested/Unvested($)(2)
----                     ----------- -------------- ---------------------------- -----------------------
Mark B. Templeton.......   116,000     3,744,878         105,720 / 487,042        3,927,896 / 13,042,083
Edward E. Iacobucci.....       --            --          408,434 / 414,068       16,384,264 / 12,053,500
Michael F. Passaro......   180,004     5,552,458         166,872 / --             7,118,675 / --
Bruce C. Chittenden.....   171,668     3,807,954          25,130 / 212,038          849,363 /  5,989,549
Roger W. Roberts........   305,004     8,834,315         770,932 / 264,068       33,933,521 /  9,123,812

--------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1998, the fiscal year-end ($48.53 per share), multiplied by the number of shares underlying the option.

Stock Plans

  The Corporation currently has three employee stock ownership plans: the 1989 Stock Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan. The 1989 Stock Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan are all administered by the Compensation Committee of the Board of Directors. The 1989 Stock Option Plan provides for the grant of incentive stock options and non-statutory stock options to employees, directors and consultants of the Corporation to purchase up to 12,628,272 shares of Common Stock. The terms of such options, including the persons to whom options will be granted, the type of option to be granted (incentive or non-statutory), the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 728,366 shares of Common Stock were issued and outstanding under the 1989 Stock Option Plan, all of which were then exercisable. The Corporation does not intend to grant any additional options under the 1989 Stock Option Plan.

  Under the terms of the Corporation's 1995 Stock Plan, the Corporation is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant incentive stock options and grant non-statutory stock options (collectively, the "Stock Rights") to employees, consultants, directors and officers of the Corporation. The 1995 Stock Plan provides for the issuance of up to 18,000,000 shares, plus, effective on January 1, 1996, on January 1 of each year, a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 30,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 1995 Stock Plan. The terms of such Stock Rights, including number of shares subject to each Stock Right, when the Stock Right become exercisable, the exercise or purchase price of the Stock Right, the duration of the Stock Right and the time, manner and form of payment upon exercise of a Stock Right, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 15,349,820 shares of Common Stock were issued and outstanding under the 1995 Stock Plan, of which options for approximately 2,067,142 shares were then exercisable.

  The 1995 Employee Stock Purchase Plan provides for the issuance of a maximum of 4,500,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Under the 1995 Employee Stock Purchase Plan, eligible employees of the Corporation may participate in semi-annual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price of such shares is the lower of 85% of the fair market value of the Common Stock on the day the offering commences or 85% of the fair market value of the Common Stock on the day the offering terminates. As of the Record Date, 100,284 shares of Common Stock had been purchased under the 1995 Employee Stock Purchase Plan.

Report of Compensation Committee of the Board of Directors about Executive Compensation

  This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended December 31, 1998. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Compton and Dow, two non-employee directors of the Corporation. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock ownership plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

  Overview and Philosophy. The Corporation uses its compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Corporation's customers and achieve its strategic objectives.

  .  To align management's interest with the success of the Corporation.

  . To align management's interest with stockholders by including long-term equity incentives.

  . To increase profitability of the Corporation and, accordingly, increase stockholder value.

  Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Corporation's 401(k) Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan, which plans are generally available to all employees of the Corporation.

  Base Salary. Compensation levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation's past financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Generally, salary decisions for the Corporation's executive officers are made near the beginning of each calendar year.

  Fiscal 1998 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, were also based upon evaluations and recommendations made by the Chief Executive Officer.

  Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 1998 based upon a consideration of a number of factors which it deemed relevant to the executive officer's performance. These factors in 1998 included the Corporation's sales growth in 1998, the increase in the Corporation's profitability during 1998, the successful development and shipment of the Corporation's MetaFrame product line and the executive officer's individual performance.

  Stock Options. The Compensation Committee believes that long-term incentive compensation in the form of stock options, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership in the Corporation. In addition to an executive's past performance, the Corporation's desire to retain an individual is of paramount importance in the determination of stock option grants.

  When establishing stock option grant levels for executive officers, the Compensation Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal 1998 were granted at an exercise price per share equal to the fair market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the level of outstanding options as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the section heading "Option Grants in Last Fiscal Year."

  Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

  Chief Executive Officer's Compensation. In 1998, the Corporation's then Chief Executive Officer, Roger W. Roberts, received salary compensation of $230,000. The increase of Mr. Roberts salary from $200,000 to $230,000 was based on an assessment of salaries believed by the Board of Directors to be paid to chief executive officers at similar companies, as well as an assessment of Mr. Roberts' qualifications, performance and expected contributions to the Corporation's planned growth during the year. Mr. Roberts also received a cash bonus of $154,590 based on an assessment of the factors set forth in "Incentive Compensation" above.

  Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Corporation's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee

  Kevin R. Compton
  Stephen M. Dow

Compensation Committee Interlocks and Insider Participation

  The members of the Committee are Messrs. Compton and Dow. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

  During the last year, no executive officer of the Corporation served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation;
(ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

Compensation of Directors

  Employee Directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee Directors receive a fee of $1,500 for each meeting of the Board of Directors that they attend, $200 for each meeting of the Board of Directors that they participate in via telephone, and $500 for each committee meeting that they attend. Non-employee Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings.

  Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan. The 1995 Non-Employee Director Stock Option Plan provides for the grant of options to purchase a maximum of 1,800,000 shares of Common Stock to non-employee directors of the Corporation. The 1995 Non-Employee Director Stock Option Plan authorizes the grant to each director who is not an employee of the Corporation and who is first elected as a director after the date of the Corporation's initial public offering, an option to purchase 90,000 shares of Common Stock. Each non-employee director will also receive, on each three-year anniversary of such director's first election to the Board of Directors, an option to purchase 90,000 shares of Common Stock, provided that such director has continuously served on the Board of Directors during such three-year period. The exercise price per share for all options granted under the 1995 Non-Employee Director Stock Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. As of the Record Date, 540,000 options had been granted under the 1995 Non-Employee Director Stock Option Plan, of which options for approximately 192,078 shares were then exercisable.

Employment Agreement

  The Corporation and Roger W. Roberts, a member of the Board of Directors and the former President and Chief Executive Officer of the Corporation, have entered into an employment agreement effective as of January 1, 1999 pursuant to which Mr. Roberts is employed as Employee Advisor. Under the terms of the employment agreement, Mr. Roberts receives a base salary of $120,000 and an annual performance bonus of up to $80,000, payable at the discretion of the Chief Executive Officer of the Corporation. Mr. Roberts is entitled to participate in the benefit plans that may be provided from time to time to the Corporation's employees. In the event that Mr. Roberts is terminated without cause, he will receive an amount equivalent to the base salary and bonus he would have received during the 90 days post-termination of his employment, plus Mr. Roberts shall receive the normal post-termination benefits in accordance with the Corporation's retirement, insurance and other benefit plans or arrangements; provided, however, that the Corporation shall continue to provide Mr. Roberts with coverage under its health benefit plans until the 91st day following the date that notice of termination is given. If Mr. Roberts is terminated with cause, he will not be entitled to receive any payments or benefits after the termination, except for such amounts as are required to be paid under applicable law and the normal post-termination benefits under the Corporation's benefit plans. The employment agreement terminates on December 31, 1999, except that it may be extended for one or more terms by the Chief Executive Officer of the Corporation.

Stock Performance Graph

  The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on December 8, 1995 through December 31, 1998, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market National Market Index ("Nasdaq National Market Index") and the Prepackaged Software (SIC Code 7372) Index ("Prepackaged Software Index"). The comparison assumes $100 was invested on December 8, 1995 in the Corporation's Common Stock, in the Nasdaq National Market Index and the Prepackaged Software Index and assumes reinvestment of dividends, if any.

          Comparison of Five Year(/1/) Cumulative Total Return Among
              Citrix Systems, Inc., Nasdaq National Market Index
                        and Prepackaged Software Index


                    [Stock Performance Graph Appears Here]

                              December 8, December 31, December 31, December 31,
                                 1995         1996         1997         1998
                              ----------- ------------ ------------ ------------
Citrix Systems, Inc..........   100.00       260.42       506.67       970.14
Prepackaged Software.........   100.00       129.27       164.54       276.49
Nasdaq.......................   100.00       123.81       151.45       213.61

--------
(1) Prior to December 8, 1995 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

  The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On May 9, 1997, the Corporation and Microsoft Corporation ("Microsoft") entered into a License, Development and Marketing Agreement, as amended (the "Development Agreement"), which provides for the licensing to Microsoft of certain of the Corporation's multi-user software enhancements to Microsoft's Windows NT Server and for the cooperation between the parties for the development of certain future multi-user versions of Microsoft Windows NT Server, Terminal Server Edition ("NT Terminal Server"). The Development Agreement also provides for each party to develop its own enhancements to the jointly developed products which may provide access to the NT Terminal Server base platform from a wide variety of computing devices. In June 1998, the Corporation released its MetaFrame product, a Corporation-developed enhancement that implements the Independent Computing Architecture (ICA) on NT Terminal Server, which provides NT Terminal Server with capabilities similar to those currently offered in the WinFrame product line. Pursuant to the terms of the Development Agreement, in May 1997, the Corporation received an aggregate of $75 million as a non-refundable royalty payment and for engineering and support services to be rendered by the Corporation. Under the terms of the Development Agreement, the Corporation is entitled to receive payments of an additional $100 million, in quarterly payments, a portion of which has already been received. In addition, Microsoft and the Corporation have agreed to engage in certain joint marketing efforts to promote use of Windows NT Server-based multi-user software and the Corporation's ICA protocol. Additionally, subject to the terms of the Development Agreement, Microsoft has agreed to endorse only the Corporation's ICA protocol as the preferred way to provide multi-user Windows access for devices other than Windows client devices until at least November 1999 and the Corporation shall be entitled to license its WinFrame technology based on Windows NT 3.51 until at least September 30, 2001.

  In connection with the Development Agreement, the Corporation has recognized $8.5 million of royalty expense in cost of revenues during 1998 and had accrued royalties and other accounts payable of $2.9 million at December 31, 1998.

  The Corporation has adopted a policy that all transactions between the Corporation and its officers, directors, principal shareholders and their affiliates shall be on terms no less favorable to the Corporation than could be obtained by the Corporation from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.

                                  PROPOSAL 2
                        AMENDMENT OF THE CORPORATION'S
                         CERTIFICATE OF INCORPORATION

  By a Board of Directors vote dated March 1, 1999, the Board of Directors recommended to the stockholders that the Corporation amend the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock, par value $.001 per share, from 150,000,000 to 400,000,000 shares. Shares of the Corporation's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

  As of the Record Date, there were approximately 86,822,930 shares issued and outstanding and approximately 16,601,093 shares reserved for future issuance pursuant to outstanding options granted under the Corporation's stock plans. Prior to the amendment to the Certificate of Incorporation, the Board of Directors has authority to issue approximately 47,000,000 additional shares of Common Stock without further stockholder approval. If the amendment to the Certificate of Incorporation is approved, the Board of Directors will have the authority to issue approximately 297,000,000 additional shares of Common Stock without further stockholder approval. Although the Corporation has not entered into any agreements or understandings to issue any of the shares resulting from the amendment of the Certificate of Incorporation, the Board of Directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses in exchange for shares of the Corporation's Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitating broader ownership of the Corporation's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock or securities convertible into Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Corporation's existing stock plan. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

  The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Corporation's existing stockholders. In addition, the Corporation's authorized but unissued shares of Common Stock could be used to make a change in control of the Corporation more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Corporation. The Corporation is not aware, however, of any pending or threatened efforts to obtain control of the Corporation and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                   VOTE "FOR" THE APPROVAL OF THE AMENDMENT
               TO THE CORPORATION'S CERTIFICATE OF INCORPORATION

                             SECTION 16 REPORTING

  Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1998 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1998, except for the following: Roger W. Roberts, the Corporation's Chief Executive Officer during 1998 and a current director, filed a Form 4 on November 12, 1998 which reported transactions that took place in October 1998; Mark B. Templeton, President and current Chief Executive Officer, filed a Form 4 on December 17, 1998 which reported transactions that took place in October 1998; Bruce C. Chittenden, Vice President--Engineering, filed a Form 4 on November 12, 1998 which reported transactions that took place in October 1998; Barry J. Dockswell, former Vice President--Business Development, filed a Form 4 on November 12, 1998 which reported transactions that took place in October 1998 and Marc-Andre Boisseau, Corporate Controller and Principal Accounting Officer, filed a Form 4 on November 12, 1998 which reported transactions that took place in October 1998.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the 2000 Annual Meeting of Stockholders of the Corporation or otherwise intended to be brought up at such Annual Meeting must be received at the Corporation's principal executive offices between November 4, 1999 and December 4, 1999. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, FL 33309, Attention: Secretary.

                             INDEPENDENT AUDITORS

  The Board of Directors has retained the firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1999. Ernst & Young has served as the Corporation's accountants since 1989. It is expected that a member of Ernst & Young will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

                                    PROXY

                             CITRIX SYSTEMS, INC.

                   Proxy for Annual Meeting of Stockholders
                                 May 13, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of Citrix Systems, Inc. a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders an Proxy Statement, dated April 7, 1999 and hereby appoints Mark
B. Templeton and James J. Felcyn, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Fort Lauderdale Marriott North Hotel, 8850 N. Andrews Avenue, Fort Lauderdale, Florida 33309 on May 13, 1999 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


SEE REVERSE                                                        SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE


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
Vote by Telephone                                                      Vote by Internet
-------------------------------------------          ---------------------------------------------------
It's fast, convenient, and immediate!                It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                 confirmed as posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:                        Follow these four easy steps:

1.  Read the accompanying Proxy                      1.  Read the accompanying Proxy
    Statement and Proxy Card.                            Statement and Proxy Card.

2.  Call the toll-free number                        2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).  For                http://www.eproxyvote.com/ctxs
    shareholders residing outside the
    United States call collect
    on a touch-tone phone                            3.  Enter your 14-digit Voter Control Number
    1-201-536-8073.                                      located on your Proxy Card above your name.

3.  Enter your 14-digit Control Number located on    4.  Follow the instructions provided.
    your Proxy Card above your name.

4.  Follow the recorded instructions.

Your vote is important!                              Your vote is important!
Call 1-877-PRX-VOTE anytime!                         Go to http://www.eproxyvote.com/ctxs anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE


         [1464-CITRIX SYSTEMS, INC.] [FILE: CITO9A.ELX] [VERSION - 2]
         [3-16-99]

[X]       PLEASE MARK VOTES AS IN THIS EXAMPLE

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF
          NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE
          DIRECTORS AND "FOR" THE PROPOSAL IN ITEM 2 AND 3.

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
          1. To elect three members to the Board of Directors             2. To approve an amendment to the Corporation's Amended
             to serve for three year terms as Class I Directors:             and Restated Certifcate of Incorporation as amended,
             Nominee: (01) Robert N. Goldman, (02) Tyrone F. Pike            increasing from 150,000,000 to 400,000,00 the
             and (03) Roger W. Roberts                                       number of authorized shares of Common Stock, par
                                                                             value $.001 per share, of the Corporation.
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
  [_]           FOR           [_]  WITHHOLD      MARK HERE    [_]           FOR               AGAINST             ABSTAIN
                ALL                FROM ALL       IF YOU                    [_]                 [_]                [_]
              NOMINEES             NOMINEES      PLAN TO
                                                ATTEND THE
                                                 MEETING

                                               MARK HERE                   [_]
                                                  FOR
                                                ADDRESS
                                               CHANGE AND
                                               NOTE BELOW
                             [_]  ___________________________________
                                  For all nominees except as noted
                                  above

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
                                                                                    3.  To transact such other business as
                                                                                        may properly come before the meeting
                                                                                        or any adjournment or adjourments
                                                                                        thereof.

                                                                                                FOR            AGAINST      ABSTAIN
                                                                                                [_]             [_]          [_]


                                                                                     (This proxy should be market, dated and
                                                                                     signed by the stockholder(s) exactly as his
                                                                                     or her name(s) appears hereon, and returned
                                                                                     promptly in the enclosed envelope. Persons
                                                                                     signing in a fiduciary capacity should so
                                                                                     indicate. If shares are held by joint tenants
                                                                                     or as community property, both should sign.)

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
Signature:____________________________ Date: __________   Signature:_____________________________________________ Date: __________

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